UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

ADAPTIVE MEDIAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54074	26-0685980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47 Discovery Suite 220

Irvine, CA 92618

(Address of principal executive offices) (zip code)

949-525-4466

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 3, 2016 (the “Effective Date”), Adaptive Medias, Inc. (the “Company”) entered into an executive employment agreement (the “Agreement”) with the Company’s current Chairman and Chief Executive Officer, John B. Strong (“Executive”). Pursuant to the Agreement, the term of Executive’s employment shall continue until the third (3rd) anniversary of the Effective Date, unless terminated earlier pursuant to the terms and conditions thereof.

The Company will initially pay Executive an annual base salary of $72,000 as compensation for Executive’s services. On January 1, 2017, pursuant to the Agreement, Executive’s annual base salary will increase to $225,000. The Company will pay Executive’s base salary periodically in accordance with the Company’s normal payroll practices and be subject to required withholdings.

In connection with the execution of the Agreement, the Company will recommend to the Board of Directors of the Company that the Company grant Executive an aggregate of 2,250,000 shares of the Company’s common stock (the “Shares”) pursuant to the terms and conditions of a restricted stock award agreement (the “Award Agreement”). The Shares shall vest as follows: (i) two-thirds (⅔) of the aggregate number of Shares shall vest as of the Effective Date and (ii) the remaining Shares (the “Unreleased Shares”) shall vest in three equal annual installments on each anniversary of the Effective Date, subject to Executive’s continuing to provide services to the Company through each such date.

Additionally, if Executive’s employment is terminated by the Company without cause or by Executive for good reason (including in connection with a change of control of the Company that occurs within ninety (90) days of such termination), Executive will be entitled to (i) all accrued salary and benefits through the date of termination, (ii) a lump-sum payment equal to the greater of (A) the product of (x) Executive’s then-current base salary and (y) a fraction, the numerator of which is the number of days remaining in Executive’s three-year employment term after the effective date of termination and the denominator of which is 365 and (B) twelve (12) months of Executive’s then-current base salary, and (iii) accelerated vesting with respect to any remaining Unreleased Shares.

The foregoing descriptions of the Agreement and the Award Agreement are qualified in their entirety by reference to the full text of the Agreement and the Award Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement effective as of February 3, 2016 between the Company and John B. Strong.

10.2	Restricted Stock Award Agreement effective as of February 3, 2016 between the Company and John B. Strong.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTIVE MEDIAS, INC.

Date: February 5, 2016	By:	/s/ Omar Akram
	Name:	Omar Akram
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement effective as of February 1, 2016 between the Company and John B. Strong.

10.2	Restricted Stock Award Agreement effective as of [February 1, 2016] between the Company and John B. Strong.[1]

[1] Note to Company: Please confirm the effective date of the Restricted Stock Award Agreement and file such agreement as Exhibit 10.2 to the 8-K.